UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

December 19, 2002

Date of Report (date of earliest event reported)

ASIA PREMIUM TELEVISION GROUP, INC

(FORMERLY GTM HOLDINGS, INC)

Exact name of registrant as specified in its charter

Nevada	033-33263	62-1407521
State of Incorporation	Commission File Number	IRS Employer

Shui on Centre 34th Floor, 628 Harbour Road, Wan Chai, Hong Kong

Address of Principle Executive Office, Including Zip Code

(852) 2915-2100

Registrant's Telephone Number, Including Area Code

ITEM 4 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

a. Effective December 19, 2002, the Board of Directors of Asia Premium Television Group, Inc. (the"Company") dismissed its independent auditors, Areson and Company ("Areson") due to a billing dispute.

Areson's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was recommended and approved by the board of directors of the Company.

There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

b. The Company has requested Areson to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company in response to Item 4a and, if not, stating the respects in which it does not agree, The Company has provided a copy of this 8-K report to Areson and requested that Areson prepare a letter of agreement or disagreement within 5 days. The Company will file such letter as an amendment to this Form 8-K upon receipt.

c. Effective December 19, 2002, no other auditor has been appointed by the Board of Directors of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

By: /s/ William A. Fisher
William A. Fisher
President
Date: December 19, 2002